Exhibit 99.2
UNAUDITED PRO FORMA COMBINED CONSOLIDATING FINANCIAL STATEMENTS
     On February 10, 2006, Youbet acquired from UT Group LLC all of the outstanding capital stock of United Tote Company. The following unaudited pro forma financial statements give effect to the closing under the stock purchase agreement, as amended, and Youbet’s acquisition of United Tote.
     The pro forma balance sheet as of December 31, 2005 has been prepared to reflect the acquisition of United Tote as if the acquisition had taken place as of December 31, 2005. The pro forma results of operations for the year ended December 31, 2005 have been prepared assuming that the acquisition of United Tote and the acquisition of International Racing Group (“IRG”) each occurred as of January 1, 2005. The unaudited pro forma combined consolidating balance sheet and statement of operations filed with this report are for illustrative and informational purposes only and are not necessarily indicative of the financial position or operating results that would have occurred had the transactions been consummated on the date, or at the beginning of the period, for which such transactions have been given effect. The pro forma adjustments are based upon information available to Youbet at the time these unaudited pro forma financial statements were prepared and assumptions that management believes are reasonable. The unaudited pro forma financial statements, including the notes thereto, should be read in conjunction with the audited historical financial statements of Youbet included in our Form 10-K for the year ended December 31, 2005, the historical audited financial statements of United Tote filed with Youbet’s current report on Form 8-K dated February 10, 2006 and filed February 13, 2006 and the historical unaudited financial statements of United Tote included with this report.
     The unaudited pro forma combined consolidating balance sheet as of December 31, 2005 was prepared by combining Youbet’s consolidated balance sheet with the consolidated balance sheet of United Tote. The consolidated balance sheet of United Tote was derived from the unaudited financial statements of United Tote as of and for the three months ended December 31, 2005. The unaudited pro forma combined consolidating statements of operations for the twelve months ended December 31, 2005 was prepared by combining Youbet’s audited consolidated statements of operations for the twelve months ended December 31, 2005 with the audited statements of operations of United Tote for the nine months ended September 30, 2005, the unaudited statements of operations of United Tote for the three months ended December 31, 2005 and the unaudited accountant’s reports of IRG for the five months ended May 31, 2005.
     Under the purchase method of accounting, certain adjustments have been made in the adjustment column of the pro forma combined balance sheet to record the assets and liabilities of United Tote at their fair value. The pro forma purchase accounting adjustments are based upon the assumptions and adjustments, which management believes to be reasonable, described in the accompanying notes to the unaudited pro forma combined condensed financial information presented on the following pages. A final determination of required purchase accounting adjustments, including the allocation of the purchase price to the assets (tangible and intangible) acquired and liabilities assumed based on their respective fair values, has not yet been made. Accordingly, the purchase accounting adjustments made in connection with the development of the unaudited pro forma financial statements set forth below are preliminary and have been made solely for purposes of developing such unaudited pro forma financial statements. The actual allocations could differ materially from those set forth in the unaudited pro forma financial statements. In addition, the unaudited pro forma financial statements do not reflect any operating efficiencies and cost savings that Youbet may achieve with respect to the combined companies and do not include any adjustments to historical revenues nor any adjustments to operating, marketing and general and administrative expenses for any future operating changes.

Pro Forma Consolidated Balance Sheet (Unaudited)
As of December 31, 2005

					Pro Forma
	Youbet	United Tote	Pro Forma		Consolidated
	Historical	Historical	Adjustments		Totals
ASSETS:
Current assets:
Cash and cash equivalents	$16,685,787	$118,883	$(10,223,691	)(1)	$6,580,979
Current portion of restricted cash	5,185,115	—	—		5,185,115
Accounts receivable, net of allowance for doubtful collection	2,504,427	4,291,059	—		6,795,486
Other receivables, net of allowance for doubtful collection	27,493	266,207	—		293,700
Inventory	—	2,303,130	—		2,303,130
Prepaid expenses and other	1,290,849	344,447	—		1,635,296
Current portion of deferred tax assets	4,088,000	371,225	—		4,459,225

	29,781,671	7,694,951	(10,223,691)		27,252,931

Property and equipment, net	4,418,872	17,271,495	—		21,690,367
Restricted cash, net of current portion	381,962	—	—		381,962
Unamortized intangibles and other	5,025,339	1,258,984	12,486,796	(2)	18,771,119
Investment in joint venture	—	10,000	—		10,000
Deferred tax assets, net of current portion	1,221,000	284,202	—		1,505,202
Goodwill	—	—	11,446,195	(2)	11,446,195

	$40,828,844	$26,519,632	$13,709,300		$81,057,776

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Checks in excess of bank balances	$—	$142,390	$—		$142,390
Current portion of long term debt	620,000	4,768,711	5,200,000	(3)	10,588,711
Trade payables, TVG	4,805,642	—	—		4,805,642
Trade payables, track related	2,337,709	—	—		2,337,709
Trade payables, other	783,621	1,406,792	—		2,190,413
Accrued expenses	3,193,625	1,367,009	—		4,560,634
Contingent payment	—	—	589,091	(4)	589,091
Customer deposits	5,905,099	—	—		5,905,099
Deferred revenues	121,027	16,071	—		137,098

	17,766,723	7,700,973	5,789,091		31,256,787

Long term debt, other	177,655	10,364,006	5,000,000	(3)	15,541,661

	17,944,378	18,064,979	10,789,091		46,798,448

Stockholder’s equity
Common stock	33,452	—	2,182	(5)	35,634
Additional paid-in capital	105,715,395	7,260,000	4,112,680	(6)	117,088,075
Retained earnings (accumulated deficit)	(81,524,009)	1,194,653	(1,194,653	)(7)	(81,524,009)
Treasury stock	(1,340,372)	—	—		(1,340,372)

	22,884,466	8,454,653	2,920,209		34,259,328

	$40,828,844	$26,519,632	$13,709,300		$81,057,776

Pro Forma Consolidated Statement of Operations (Unaudited)
For the Year Ended December 31, 2005

					Pro Forma	United Tote	United Tote
	Youbet		Pro Forma		For Youbet	9 months ended	3 months ended	Pro Forma		Pro Forma
	Historical	IRG Historical	Adjustments		and IRG	Sep. 30, 2005	Dec. 31, 2005	Adjustments		Consolidated Totals
Revenues	$88,836,923	$4,489,919	—		$93,326,842	$19,566,363	$6,050,173	—		$118,943,378

Operating expenses
Track fees	38,037,555	2,637,915	—		40,675,470	—	—	—		40,675,470
Licensing, TVG	19,540,777	—	—		19,540,777	—	—	—		19,540,777
Service and maintenance	—	—	—		—	12,263,133	3,718,037	—		15,981,170
Network operations	4,909,670	560,942	—		5,470,612	810,155	221,788	—		6,502,555
Research and development	1,579,158	73,476	—		1,652,634	1,267,166	346,899	—		3,266,699
Sales and marketing	6,359,216	486,012	—		6,845,228	1,472,666	493,581	—		8,811,475
General and administrative	13,734,634	973,183	(663,179	)(8)	14,044,638	1,747,690	752,930	(329,875	)(10)	16,215,383
Depreciation and amortization	1,590,615	18,644	629,970	(9)	2,239,229	1,619,586	773,497	1,511,927	(11)	6,144,239

	85,751,625	4,750,172	(33,209)		90,468,588	19,180,396	6,306,732	1,182,052		117,137,768

Income (loss) from operations	3,085,298	(260,253)	33,209		2,858,254	385,967	(256,559)	(1,182,052)		1,805,610

Other income (expense)
Interest income	581,286	1,344	—		582,630	67,613	2,137	(419,172	)(12)	233,208
Interest expense	(81,376)	(331)	—		(81,707)	(527,948)	(233,597)	(512,040	)(13)	(1,355,292)
Other	252,110	595	—		252,705	34,516	106,083	—		393,304

	752,020	1,608	—		753,628	(425,819)	(125,377)	(931,212)		(728,780)

Income (loss) before income taxes	3,837,318	(258,645)	33,209		3,611,882	(39,852)	(381,936)	(2,113,264)		1,076,830

Income tax expense (benefit)	(1,853,935)	—	—		(1,853,935)	20,306	(221,595)	(845,306	)(14)	(2,900,530)

Net income (loss)	$5,691,253	$(258,645)	$33,209		$5,465,817	$(60,158)	$(160,341)	$(1,267,958)		$3,977,360

(15)Earnings per share:
Basic earnings per share	$0.18									$0.12
Diluted earnings per share	$0.16									$0.11

Notes to Unaudited Pro Forma Consolidated Financial Statements

Transaction structure:
Cash	$9,747,510
Promissory notes	10,200,000
Value of issued equity (see below)	12,000,000

Total purchase price	$31,947,510

Value of issued equity	$12,000,000
Stock price	5.50	*

Number of Youbet shares issued	2,181,818
*	Youbet has agreed to a “make-whole” provision pursuant to which Youbet will pay to UT Group a one-time cash payment equal to the amount by which $5.50 exceeds the average trading price of Youbet’s common stock for the five trading-day period ending on February 9, 2007, multiplied by the number of shares delivered by Youbet and then held by UT Group. In addition, Youbet may cause UT Group to sell some or all of the Youbet shares on or before February 9, 2007, if the trading price is below $5.50 per share, provided that Youbet pays to UT Group the “make-whole” amount within ten trading days of the sale.
(1)	Reflects the estimated uses of cash as follows:

Cash	$(9,747,510)
Estimated transaction costs (see below)	(476,181)

Net impact on cash:	$(10,223,691)

Estimated transaction costs:
Legal	$300,000
Accounting	50,000
NASDAQ listing fee	21,181
Miscellaneous	105,000

$476,181

(2)	Represents the estimated fair value allocated to the specifically identified intangible assets.

Specifically identified intangible assets	$13,204,386
Write-off pre-acquisition book value of intangible assets	(717,590)

$12,486,796

Goodwill	$11,446,195

Notes to Unaudited Pro Forma Consolidated Financial Statements (continued)
The purchase price paid for the stock of United Tote was allocated to net assets based on preliminary estimates of fair value.

Purchase allocation:
Equity value of United Tote	$31,947,510
Estimated transaction costs	476,181

32,423,691

Less: Fair market value of net assets	7,773,110

Excess purchase price over estimated fair value of net assets	$24,650,581

Excess purchase price allocation:
Specifically identified intangible assets	$13,204,386
Goodwill	11,446,195

$24,650,581

These unaudited pro forma consolidated financial statements reflect a preliminary allocation of the total purchase price to tangible assets, liabilities, goodwill and other intangible assets. An independent third party has been engaged to assist management in determining the fair value of acquired assets and liabilities assumed, including identifiable intangible assets. The final purchase price allocation may result in a materially different allocation for tangible and intangible assets than that presented in these unaudited pro forma consolidated financial statements.
(3)	Promissory notes

	Principal	Maturity	Interest Rate	Payments
Short term promissory note	$5,200,000	2/6/2007	5.02%	Principal due at maturity and accrued interest due quarterly.

Long term promissory note	3,200,000	2/8/2008	5.02%	Principal and accrued interest due at maturity.
Long term promissory note	1,800,000	2/8/2008	5.02%	Principal and accrued interest due at maturity.

	$5,000,000

(4)	Contingent purchase price:

Minimum Youbet stock price	$5.50
Fair value of Youbet stock on 4/5/06	5.23

Contingency (per share)	$0.27

Number of Youbet shares issued	2,181,818

Contingent purchase price	$589,091

(5) Common stock — par value:

Value of issued equity	$12,000,000
Stock price	5.50

Number of Youbet shares issued	2,181,818
Par value of common stock	0.001

$2,182

Notes to Unaudited Pro Forma Consolidated Financial Statements (continued)
(6)	Additional Paid In Capital:

Number of Youbet shares issued	2,181,818
Fair value of Youbet stock on 2/10/06	$5.23

Fair value of Youbet stock issued (2/10)	11,410,909
Less: par value	(2,182)

11,408,727
Eliminate pre-acquisition additional paid in capital	(7,296,047)

$4,112,680

(7)	Eliminate pre-acquisition retained earnings.

(8)	Upon completion of the acquisition of IRG, the historical management fee paid to the management company owned by the sellers was reduced to $150,000 per year. This adjustment represents the pro forma elimination of the pre-acquisition management fee. The post-acquisition management fee is included in the Youbet historical amounts.

(9)	For purposes of the pro forma statement of operations, Youbet has initially allocated $2.4 million of the acquisition price to the acquired customer list and non-compete agreement. This adjustment represents the pro forma amortization of IRG’s intangible assets during the pre-acquisition period.

(10)	Upon completion of the acquisition of United Tote, the management fee paid to the parent company was eliminated. This adjustment removes the pre-acquisition management fees of $265,668 and $64,207 for the 9 months ended September 30, 2005 and 3 months ended December 31, 2005, respectively.

(11)	A certain portion of the acquisition price will be allocated to specifically identified intangible assets and goodwill. For purposes of the pro forma statement of operations, Youbet has initially allocated $13.2 million to these intangible assets, and the adjustment reflects amortization of these intangible assets over estimated useful lives ranging from 5 to 15 years of $1,133,945 and $377,982 for the 9 months ended September 30, 2005 and 3 months ended December 31, 2005, respectively.
(12)	Interest income:

Cash paid at closing	$10,223,691
Average interest rate	4.1%

Decreased interest income — 9 months	314,379
Decreased interest income — 3 months	104,793

Decreased interest income — annual	$419,171

(13)	Interest expense:

Short term promissory note	$5,200,000
Long term promissory note	3,200,000
Long term promissory note	1,800,000

10,200,000
Fixed LIBOR rate	5.02%

Interest expense — 9 months	384,030
Interest expense — 3 months	128,010

Interest expense — annual	$512,040

Notes to Unaudited Pro Forma Consolidated Financial Statements (continued)
(14)	To record income tax benefit assuming an effective rate of 40%. Youbet expects to use its net operating loss carry forwards to offset otherwise taxable income.

(15)	To reflect the weighted average shares outstanding of Youbet common stock included in the earnings per share calculations as follows:

	12 months ended	Shares issued to	Pro Forma
Weighted average shares outstanding	12/31/2005	UT Group LLC	after United Tote
Basic	32,078,957	2,181,818	34,260,775
Diluted	34,643,677	2,181,818	36,825,495